UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2017

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 1400, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Pulmonary Critical Care Management, Inc. (“PCCM”), an indirect wholly-owned subsidiary of Apollo Medical Holdings, Inc. (the “Company”), is a party to a Management Services Agreement dated July 1, 2011 with Los Angeles Lung Center, a California Medical Corporation (“LALC”) (the “LALC MSA”). Under the terms of the LALC MSA, PCCM provides various management services to LALC. As a result of the LALC MSA, LALC has been treated as a variable interest entity (“VIE”) of the Company, meaning, among other things, that the results of operations of LALC are consolidated with those of the Company.

Effective January 1, 2017, PCCM and LALC entered into Amendment No.1 to the LALC MSA (the “First LALC Amendment”). Under the terms of the First LALC Amendment, the expiration of the term of the LALC MSA has been changed from June 30, 2031 (a 20-year term) to December 31, 2017. The term may be extended for an additional one year period upon mutual agreement of the parties. All other provisions of the LALC MSA remain in full force and effect.

Effective March 24, 2017, PCCM and LALC entered into Amendment No. 2 to the LALC MSA (the “Second LALC Amendment”). Under the terms of the Second LALC Amendment, the scope of services to be provided by PCCM was reduced to align with the actual course of dealing between the parties. Additionally, the fee paid to PCCM was changed to a flat fee in the amount of $6,500 per month. All other provisions of the LALC MSA, as amended by the First LALC Amendment, remain in full force and effect.

Verdugo Medical Management, Inc. (“Verdugo”), an indirect wholly-owned subsidiary of Apollo Medical Holdings, Inc. (the “Company”) is a party to a Management Services Agreement dated August 1, 2012 with Eli E. Hendel, M.D., a Medical Corporation, a California Medical Corporation (“Hendel”) (the “Hendel MSA”). Under the terms of the Hendel MSA, Verdugo provides various management services to Hendel. As a result of the Hendel MSA, Hendel has been treated as a VIE of the Company, meaning, among other things, that the results of operations of Hendel are consolidated with those of the Company.

Effective January 1, 2017, Verdugo and Hendel entered into Amendment No. 1of the Hendel MSA (the “First Hendel Amendment”). Under the terms of the First Hendel Amendment, the expiration of the term of the Hendel MSA has been changed from July 31, 2022 (a 10-year term) to December 31, 2017. The term may be extended for an additional one year period upon mutual agreement of the parties. All other provisions of the Hendel MSA remain in full force and effect.

Effective March 24, 2017, Verdugo and Hendel entered into Amendment No. 2 to the Hendel MSA (the “Second Hendel Amendment”). Under the terms of the Second Hendel Amendment, the scope of services to be provided by Verdugo was reduced to align with the actual course of dealing between the parties. Additionally, the fee paid to Verdugo was changed to a flat fee in the amount of $2,000 per month. All other provisions of the Hendel MSA, as amended by the First Hendel Amendment, remain in full force and effect.

Among the primary effects of the First LALC Amendment and the First Hendel Amendment, the Company has determined that it is no longer the primary beneficiary of either LALC or Hendel. Accordingly, neither LALC nor Hendel will continue to be treated as a VIE of the Company and the respective results of operations of LALC and Hendel will no longer be consolidated with those of the Company effective January 1, 2017, the date that the Company ceased to have a controlling financial interest in LALC and Hendel.  The Company has consolidated the results of LALC and Hendel through December 31, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Management Services Agreement dated as of July 1, 2011 between Pulmonary Critical Care Management, Inc. and Los Angeles Lung Center, a California Medical Corporation

10.2	Amendment No.1 dated as of January 1, 2017 to Management Services Agreement between Pulmonary Critical Care Management, Inc. and Los Angeles Lung Center, a California Medical Corporation

10.3	Amendment No.2 dated as of March 24, 2017 to Management Services Agreement between Pulmonary Critical Care Management, Inc. and Los Angeles Lung Center, a California Medical Corporation

10.4	Management Services Agreement dated as of August 1, 2012 between Verdugo Medical Management, Inc. and Eli E. Hendel, M.D., a Medical Corporation, a California Medical Corporation

10.5	Amendment No.1 dated as of January 1, 2017 to Management Services Agreement between Verdugo Medical Management, Inc. and Eli E. Hendel, M.D., a Medical Corporation, a California Medical Corporation

10.6	Amendment No.2 dated as of March 24, 2017 to Management Services Agreement between Verdugo Medical Management, Inc. and Eli E. Hendel, M.D., a Medical Corporation, a California Medical Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: May 19, 2017	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer